Exhibit 4.3

DOMINION RESOURCES, INC.

Issuer

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

Series Trustee

Fortieth Supplemental Indenture

Dated as of August 1, 2010

$250,000,000

2010 Series A 2.25% Senior Notes

due 2015

TABLE OF CONTENTS*

*	This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

THIS FORTIETH SUPPLEMENTAL INDENTURE is made as of the first day of August, 2010, by and between DOMINION RESOURCES, INC., a Virginia corporation, having its principal office at 120 Tredegar Street, Richmond, Virginia 23219 (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee of the series of Securities established by this Fortieth Supplemental Indenture, having a corporate trust office at 60 Wall Street, 27th Floor, New York, New York 10005 (herein called the “Series Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore entered into an Indenture dated as of June 1, 2000, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)) (the “Original Trustee”), as supplemented and amended by the Thirty-Eighth Supplemental and Amending Indenture dated as of November 1, 2008 (as so amended, the “Base Indenture”), by and among the Company, the Original Trustee and the Series Trustee;

WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as heretofore supplemented, as further supplemented by this Fortieth Supplemental Indenture, and as may be hereafter supplemented or amended from time to time, is herein called the “Indenture”;

WHEREAS, under the Base Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Base Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Series Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of Securities and to appoint the Series Trustee as Trustee under the Base Indenture with respect to such series of Securities;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Base Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and the Original Trustee will, unless and until a Person other than the Original Trustee is appointed to act as Trustee with respect to the Securities of such series, serve as Trustee of such series;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Fortieth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

2010 SERIES A 2.25% SENIOR NOTES DUE 2015

SECTION 101. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 2010 Series A 2.25% Senior Notes due 2015 (the “Series A Senior Notes”).

There are to be authenticated and delivered $250,000,000 principal amount of Series A Senior Notes, and such principal amount of the Series A Senior Notes may be increased from time to time pursuant to Section 301(2) of the Indenture. All Series A Senior Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series A Senior Notes. Any such additional Series A Notes will have the same interest rate, maturity and other terms as those initially issued. Further Series A Senior Notes may also be authenticated and delivered as provided by Sections 304, 305, 306, 905 or 1107 of the Base Indenture.

The Series A Senior Notes shall be issued in definitive fully registered form without coupons, in substantially the form set out in Exhibit A hereto. The entire initially issued principal amount of the Series A Senior Notes shall initially be evidenced by one or more certificates issued to Cede & Co., as nominee for The Depository Trust Company.

The form of the Series Trustee’s Certificate of Authentication for the Series A Senior Notes shall be in substantially the form set forth in Exhibit B hereto.

Each Series A Senior Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Base Indenture.

“Adjusted Treasury Rate” means, with respect to any Redemption Date: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Business Day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Series Trustee is closed for business.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series A Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

“Comparable Treasury Price” for any Redemption Date means (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Corporate Trust Office of the Series Trustee” means the office of the Series Trustee at which at any particular time its corporate trust business with respect to the series of Securities herein described shall be principally administered, which office at the date of original execution of this Fortieth Supplemental Indenture is located at 60 Wall Street, 27th Floor, New York, New York 10005 (in addition copies of correspondence are to be sent to Deutsche Bank National Trust Company for Deutsche Bank Trust Company Americas, 100 Plaza One, 6th Floor – MS JCY03-0699, Jersey City, New Jersey 07311-3901, Fax: 732-578-4635, Attention: Corporate Team).

“Independent Investment Banker” means any of Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated or UBS Securities LLC, and their respective successors as selected by the Company, or if any such firm is unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

“Interest Payment Dates” means March 1 and September 1 of each year, commencing on March 1, 2011.

“Lien” means any mortgage, lien, pledge, security interest or other encumbrance of any kind.

“Material Subsidiary” means a Subsidiary of the Company whose total assets (as determined in accordance with GAAP) represent at least 20% of the total assets of the Company on a consolidated basis.

“Original Issue Date” means September 2, 2010.

“Outstanding”, when used with respect to the Series A Senior Notes, means, as of the date of determination, all Series A Senior Notes, theretofore authenticated and delivered under the Indenture, except:

(i) Series A Senior Notes theretofore canceled by the Series Trustee or delivered to the Series Trustee for cancellation;

(ii) Series A Senior Notes for whose payment at Maturity the necessary amount of money or money’s worth has been theretofore deposited (other than pursuant to Section 402 of the Base Indenture) with the Series Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Series A Senior Notes;

(iii) Series A Senior Notes with respect to which the Company has effected defeasance or covenant defeasance has been effected pursuant to Section 402 of the Base Indenture; and

(iv) Series A Senior Notes that have been paid pursuant to Section 306 of the Base Indenture or in exchange for or in lieu of which other Series A Senior Notes have been authenticated and delivered pursuant to the Indenture, other than any such Series A Senior Notes in respect of which there shall have been presented to the Series Trustee proof satisfactory to it that such Series A Senior Notes are held by a bona fide purchaser in whose hands such Series A Senior Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Series A Senior Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Series A Senior Notes for quorum purposes, Series A Senior Notes owned by the Company or any other obligor upon the Series A Senior Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Series Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Series A Senior Notes which the Series Trustee actually knows to be so owned shall be so disregarded. Series A Senior Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Series Trustee (A) the pledgee’s right so to act with respect to such Series A Senior Notes and (B) that the pledgee is not the Company or any other obligor upon the Series A Senior Notes or an Affiliate of the Company or such other obligor.

“Principal Property” means any plant or facility of the Company located in the United States that in the opinion of the Board of Directors or management of the Company is of material importance to the business conducted by the Company and its consolidated Subsidiaries taken as whole.

“Reference Treasury Dealer” means: (i) Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated or UBS Securities LLC and their respective successors; provided that, if any such firm or its successors ceases to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute another Primary Treasury Dealer; and (ii) up to two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Series A Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15th calendar day (whether or not a Business Day) preceding such Interest Payment Date.

“Remaining Life” means the remaining term of the Series A Senior Notes.

“Stated Maturity” means September 1, 2015.

The terms “Company,” “Original Trustee,” “Series Trustee,” “Base Indenture,” and “Indenture” shall have the respective meanings set forth in the recitals to this Fortieth Supplemental Indenture and the paragraph preceding such recitals.

SECTION 103. Payment of Principal and Interest. The principal of the Series A Senior Notes shall be due at the Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Series A Senior Notes shall bear interest at the rate of 2.25% per annum until paid or duly provided for, such interest to accrue from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Series A Senior Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal, on a Redemption Date or a Repayment Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series A Senior Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Series Trustee (in accordance with Section 307 of the Base Indenture), notice whereof shall be given to Holders of the Series A Senior Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series A Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Base Indenture.

Payments of interest on the Series A Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series A Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal and interest on the Series A Senior Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Series A Senior Notes, upon redemption or repurchase being made upon surrender of such Series A Senior Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Series Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto. In the event that any date on which principal and interest is payable on the Series A Senior Notes is not a Business Day, then payment of the principal and interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

SECTION 104. Denominations. The Series A Senior Notes may be issued in denominations of $1,000, or any greater integral multiple of $1,000.

SECTION 105. Global Securities. The Series A Senior Notes will be issued initially in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series A Senior Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series A Senior Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series A Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee or except as described below. The rights of Holders of such Global Security shall be exercised only through the Depositary.

A Global Security shall be exchangeable for Series A Senior Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, or (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, in which case Series A Senior Notes in definitive form will be printed and delivered to the Depositary. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series A Senior Notes registered in such names as the Depositary shall direct.

SECTION 106. Redemption. The Series A Senior Notes are redeemable, in whole or in part, at any time, and at the option of the Company, at a Redemption Price equal to the greater of:

(i) 100% of the principal amount of Series A Senior Notes then Outstanding to be so redeemed, or

(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 15 basis points, as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the Redemption Date.

Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Series A Senior Notes or portions thereof called for redemption.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

In the event of the redemption of the Series A Senior Notes in part only, a new Series A Senior Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon surrender thereof.

The Company shall notify the Series Trustee of the Redemption Price promptly after the calculation thereof and the Series Trustee shall have no responsibility for such calculation.

SECTION 107. Sinking Fund. The Series A Senior Notes shall not have a sinking fund.

SECTION 108. Additional Interest. Any principal of and installment of interest on the Series A Senior Notes that is overdue shall bear interest at the rate of 2.25% (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

SECTION 109. Paying Agent. The Series Trustee shall initially serve as Paying Agent with respect to the Series A Senior Notes, with the Place of Payment initially being the Corporate Trust Office of the Series Trustee.

SECTION 110. Limitation on Liens. The Company will not, while any of the Series A Senior Notes remain Outstanding, create, or suffer to be created or to exist, any Lien upon any Principal Property of the Company or upon any shares of stock of any Material Subsidiary of the Company, whether such Principal Property is, or shares of stock are, now owned or hereafter acquired, to secure any indebtedness for borrowed money of the Company, unless it shall make effective provision whereby the Series A Senior Notes then Outstanding shall be secured by such Lien equally and ratably with any and all indebtedness for borrowed money thereby secured so long as any such indebtedness shall be so secured; provided, however, that nothing in this Section shall be construed to prevent the Company from creating, or from suffering to be created or to exist, any Liens, or any agreements, with respect to:

(1)	purchase money mortgages, or other purchase money liens, pledges, security interests or encumbrances of any kind upon property hereafter acquired by the Company, or Liens of any kind existing on any property or any shares of stock at the time of the acquisition thereof (including Liens which exist on any property or any shares of stock of a Person which is consolidated with or merged with or into the Company or which transfers or leases all or substantially all of its properties to the Company), or conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any property hereafter acquired; provided, however, that no such Lien shall extend to or cover any other property of the Company;

(2)

Liens upon any property of the Company or any shares of stock of any Material Subsidiary of the Company existing as of the date of the initial issuance of the Series A Senior Notes or upon the shares of stock of any corporation, which Liens existed at the time such corporation became a Material Subsidiary of the Company; liens for taxes or assessments or other governmental charges or levies; pledges to secure other governmental charges or levies; pledges or deposits to secure obligations under worker’s compensation laws, unemployment insurance and other social security legislation, including liens of judgments thereunder which are not currently dischargeable; pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company is a party; pledges or deposits to secure public or statutory obligations of the Company; builders’, materialmen’s, mechanics’, carriers’, warehousemen’s, workers’, repairmen’s, operators’, landlords’ or other like liens in the ordinary course of business, or deposits to obtain the release of such liens; pledges or deposits to secure, or in lieu of, surety, stay, appeal, indemnity, customs, performance or return-of-money bonds; other pledges or deposits for similar purposes in the ordinary course of business; liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings; liens incurred in connection with the issuance of bankers’ acceptances and lines of credit, bankers’ liens or rights of offset and any security given in the ordinary course of business to banks or others to secure any indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred; liens incurred in connection with repurchase, swap or other similar agreements (including, without limitation, commodity price, currency exchange and interest rate protection agreements); leases made, or existing on property acquired, in the ordinary course of business; liens securing industrial revenue or pollution control bonds; liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of indebtedness of the Company, including the Series A Senior Notes; liens created in connection with, and created to secure, a non-recourse obligation; zoning restrictions, easements, licenses, rights-of-way, restrictions on the use of property or minor irregularities in title thereto, which do not, in the opinion of the Company, materially impair the use of such property in the operation of the business of the Company or the value of such property for the purpose of such business;

(3)	Liens in favor of the United States, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages, including, without limitation, mortgages to secure indebtedness of the pollution control or industrial revenue bond type;

(4)	indebtedness which may be issued by the Company in connection with a consolidation or merger of the Company or any Material Subsidiary of the Company with or into any other Person (which may be an Affiliate of the Company or any Material Subsidiary of the Company) in exchange for or otherwise in substitution for secured indebtedness of such Person (“Third Party Debt”) which by its terms (i) is secured by a mortgage on all or a portion of the property of such Person, (ii) prohibits secured indebtedness from being incurred by such Person, unless the Third Party Debt shall be secured equally and ratably with such secured indebtedness or (iii) prohibits secured indebtedness from being incurred by such Person;

(5)	indebtedness of any Person which is required to be assumed by the Company in connection with a consolidation or merger of such Person, with respect to which any property of the Company is subjected to a Lien;

(6)	Liens of any kind upon any property acquired, constructed, developed or improved by the Company (whether alone or in association with others) after the date of the initial issuance of the Series A Senior Notes which are created prior to, at the time of, or within 18 months after such acquisition (or in the case of property constructed, developed or improved, after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that in the case of such construction, development or improvement the Liens shall not apply to any property theretofore owned by the Company other than theretofore unimproved real property;

(7)	Liens in favor of the Company, one or more Material Subsidiaries of the Company, one or more wholly-owned Subsidiaries of the Company or any of the foregoing in combination;

(8)	the replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any Lien, or of any agreement, referred to above in clauses (1) through (7) inclusive, or the replacement, extension or renewal (not exceeding the principal amount of indebtedness secured thereby together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness secured thereby; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the Lien replaced, extended or renewed (plus improvements thereon or additions or accessions thereto); or

(9)	any other Lien not excepted by the foregoing clauses (1) through (8); provided that immediately after the creation or assumption of such Lien, the aggregate principal amount of indebtedness for borrowed money of the Company secured by all Liens created or assumed under the provisions of this clause (9) shall not exceed an amount equal to 10% of the common shareholders’ equity of the Company, as shown on its consolidated balance sheet for the accounting period occurring immediately prior to the creation or assumption of such Lien.

This Section 110 has been included in this Fortieth Supplemental Indenture expressly and solely for the benefit of the Series A Senior Notes and shall be subject to covenant defeasance pursuant to Section 402(3) of the Base Indenture.

ARTICLE II

THE SERIES TRUSTEE

SECTION 201. Appointment of Series Trustee. Pursuant to the Base Indenture and pursuant to this Fortieth Supplemental Indenture, the Company hereby appoints the Series Trustee as Trustee under the Base Indenture with respect to the Series A Senior Notes, and by execution hereof the Series Trustee accepts such appointment. Pursuant to the Base Indenture, all the rights, powers, trusts and duties of the Original Trustee under the Base Indenture shall be vested in the Series Trustee with respect to the Series A Senior Notes, there shall continue to be vested in the Original Trustee all of its rights, powers, trusts and duties as Trustee under the Base Indenture with respect to all of the series of Securities as to which it has served and continues to serve as Trustee, and the Original Trustee shall have no rights, powers, trusts and duties with respect to the Series A Senior Notes.

SECTION 202. Eligibility of Series Trustee. The Series Trustee hereby represents that it is qualified and eligible under the provisions of the Trust Indenture Act and Section 608 of the Base Indenture and the provisions of the Trust Indenture Act to accept its appointment as Trustee with respect to the Series A Senior Notes under the Base Indenture and hereby accepts the appointment as such Trustee.

SECTION 203. Security Registrar and Paying Agent. Pursuant to the Base Indenture, the Company hereby appoints Deutsche Bank Trust Company Americas as “Security Registrar” and “Paying Agent” with respect to the Series A Senior Notes.

SECTION 204. Concerning the Trustees. Neither the Original Trustee nor the Series Trustee assumes any duties, responsibilities or liabilities by reason of this Fortieth Supplemental Indenture other than as set forth in the Base Indenture and, in carrying out its responsibilities hereunder, each shall have all of the rights, powers, privileges, protections, duties and immunities which it possesses under the Base Indenture. The Original Trustee and the Series Trustee shall not constitute co-trustees of the same trust, and each of the Original Trustee and the Series Trustee shall be trustee of a trust or trusts under the Indenture separate and apart from any trust or trusts under the Indenture administered by the other trustee. The Original Trustee shall have no liability for any acts or omissions of the Series Trustee and the Series Trustee shall have no liability for any acts or omissions of the Original Trustee.

References in this Fortieth Supplemental Indenture to sections of the Base Indenture that require or permit actions by the Original Trustee with respect to Securities of the series established hereby shall be deemed to require or permit actions only by the Series Trustee and the Original Trustee shall have no responsibility therefor.

SECTION 205. Patriot Act Requirements of Series Trustee. To help the United States government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account or establishes a relationship. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Series Trustee will ask for documentation to verify such non-individual person’s formation and existence as a legal entity. The Series Trustee may also seek to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 301. Recitals by Company. The recitals in this Fortieth Supplemental Indenture are made by the Company only and not by the Original Trustee or the Series Trustee, and all of the provisions contained in the Base Indenture in respect of the rights, powers, privileges, protections, duties and immunities of the Original Trustee shall be applicable, but only to the Series Trustee in respect of the Series A Senior Notes and of this Fortieth Supplemental Indenture (to the extent relating to the Series A Senior Notes) as fully and with like effect as if set forth herein in full.

SECTION 302. Ratification and Incorporation of Base Indenture. As supplemented hereby, the Base Indenture is in all respects ratified and confirmed by the Company and, with respect to the Securities for which the Series Trustee has been appointed as Trustee, including the Series A Senior Notes, by the Series Trustee. The Base Indenture and this Fortieth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 303. Executed in Counterparts. This Fortieth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 304. Assignment. The Company shall have the right at all times to assign any of its rights or obligations under the Indenture with respect to the Series A Senior Notes to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company shall remain primarily liable for the performance of all such obligations. The Indenture may also be assigned by the Company in connection with a transaction described in Article Eight of the Base Indenture.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

DOMINION RESOURCES, INC.

By:	/s/ James P. Carney
Name:	James P. Carney
Title:	Vice President and Assistant Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Series Trustee By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Kenneth R. Ring
Name:	Kenneth R. Ring
Title:	Vice President

By:	/s/ David Contino
Name:	David Contino
Title:	Vice President

EXHIBIT A

FORM OF

2010 SERIES A 2.25% SENIOR NOTE

DUE 2015

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]**

[THIS SERIES A SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SERIES A SENIOR NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SERIES A SENIOR NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]**

DOMINION RESOURCES, INC.

$

2010 SERIES A 2.25% SENIOR NOTE

DUE 2015

No. R-	CUSIP No. 25746U BJ7

Dominion Resources, Inc., a corporation duly organized and existing under the laws of Virginia (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]**, or registered assigns (the “Holder”), the principal sum of                      Dollars ($        ) on September 1, 2015 and to pay interest thereon from September 2, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 1 and September 1 of each year, commencing on March 1, 2011, at the rate of 2.25% per annum, until the principal hereof is paid or made available for payment, provided that any principal, and any such installment of interest, that is overdue shall

**	Insert in Global Securities.

bear interest at the rate of 2.25% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Series A Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; provided that the interest payable at Stated Maturity, on a Redemption Date or Repayment Date will be paid to the Person to whom principal is payable. The Regular Record Date shall be the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Series A Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15th calendar day (whether or not a Business Day) preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Series A Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Series Trustee, notice whereof shall be given to Holders of Series A Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payments of interest on the Series A Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series A Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series A Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of and interest on this Series A Senior Note will be made at the office of the Paying Agent, in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Series A Senior Note, upon redemption or repurchase being made upon surrender of such Series A Senior Note to such office or agency; provided, however, that at the option of the Company payment of interest, subject to such surrender where applicable, may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Series Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Reference is hereby made to the further provisions of this Series A Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

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Unless the certificate of authentication hereon has been executed by the Series Trustee referred to on the reverse hereof by manual signature, this Series A Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	DOMINION RESOURCES, INC.

By:
Name:
Title:

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[REVERSE OF 2010 SERIES A 2.25% SENIOR NOTE]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of June 1, 2000, between the Company and The Bank of New York Mellon (successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)) (the “Original Trustee”), as supplemented and amended by the Thirty-Eighth Supplemental and Amending Indenture dated as of November 1, 2008 (as so amended, the “Base Indenture”), by and among the Company, the Original Trustee and Deutsche Bank Trust Company Americas as Series Trustee, as heretofore supplemented and as further supplemented by a Fortieth Supplemental Indenture dated as of August 1, 2010 (the “Fortieth Supplemental Indenture” and together with the Base Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture,” which term shall have the meaning assigned to it in such instrument), by and between the Company and Deutsche Bank Trust Company Americas, as Trustee of the series of Securities established thereby (herein called the “Series Trustee,” which term includes any successor series trustee for the Series A Senior Notes under the Indenture) and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Original Trustee, the Series Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the “Series A Senior Notes”) which is unlimited in aggregate principal amount.

The Series A Senior Notes are redeemable, in whole or in part, at any time, in the manner and with the effect provided in the Indenture.

If an Event of Default with respect to Series A Senior Notes shall occur and be continuing, the principal of the Series A Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee for the series of Securities affected, with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series A Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series A Senior Note and of any Series A Senior Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Series A Senior Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Series A Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Series Trustee written notice of a continuing Event of

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Default with respect to the Series A Senior Notes, the Holders of not less than a majority in principal amount of the Series A Senior Notes at the time Outstanding shall have made written request to the Series Trustee to institute proceedings in respect of such Event of Default as Series Trustee and offered the Series Trustee reasonable indemnity, and the Series Trustee shall not have received from the Holders of a majority in principal amount of Series A Senior Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Series A Senior Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Series A Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Series A Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series A Senior Note is registrable in the Security Register, upon surrender of this Series A Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Series A Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series A Senior Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Series A Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any greater integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Series A Senior Notes are exchangeable for a like aggregate principal amount of Series A Senior Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Series A Senior Note or Series A Senior Notes to be exchanged at the office or agency of the Company.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Series A Senior Note for registration of transfer, the Company, the Series Trustee and any agent of the Company or the Series Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Series A Senior Note be overdue, and neither the Company, the Series Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Series A Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT TEN -	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	Custodian for
(Cust)

(Minor)

Under Uniform Gifts to Minors Act of

(State)

Additional abbreviations may also be used though not on the above list.

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FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

___________________________________________________________________________________________________.

(please insert Social Security or other identifying number of assignee)

___________________________________________________________________________________________________.

___________________________________________________________________________________________________.

___________________________________________________________________________________________________.

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Series A Senior Note and all rights thereunder, hereby irrevocably constituting and appointing

___________________________________________________________________________________________________.

___________________________________________________________________________________________________.

___________________________________________________________________________________________________.

___________________________________________________________________________________________________.

___________________________________________________________________________________________________.

___________________________________________________________________________________________________.

agent to transfer said Series A Senior Note on the books of the Company, with full power of substitution in the premises.

Dated: ,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

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EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Series Trustee By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
Authorized Signatory

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